Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-236729) pertaining to the 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan of Denali Therapeutics Inc.,
2.Registration Statement (Form S-3 No. 333-230232) of Denali Therapeutics Inc.,
3.Registration Statement (Form S-8 No. 333-230223) pertaining to the 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan of Denali Therapeutics Inc., and
4.Registration Statement (Form S-8 No. 333-221946) pertaining to the 2017 Equity Incentive Plan, the 2017 Employee Stock Purchase Plan and the 2015 Stock Incentive Plan of Denali Therapeutics Inc.;

of our reports dated February 26, 2021, with respect to the consolidated financial statements of Denali Therapeutics Inc. and the effectiveness of internal control over financial reporting of Denali Therapeutics Inc. included in this Annual Report (Form 10-K) of Denali Therapeutics Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California
February 26, 2021